Tel: +61 3 8320 2222 Fax: +61 3 8320 2200 www.bdo.com.au	The Rialto, 525 Collins St Melbourne VIC 3000 GPO Box 4736, Melbourne VIC 3001 Australia

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of YM BioSciences Inc. of our report dated 8 February 2010, relating to the consolidated financial statements of Cytopia Limited.

BDO Audit (NSW-VIC) Pty Ltd
Chartered Accountants

Melbourne, Australia
6 July 2011